Exhibit 99.1

News Release

Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	John Baldissera
Chief Executive Officer	BPC Financial Marketing
(513) 794-7100	(800) 368-1217

STREAMLINE HEALTH® SOLUTIONS REPORTS Q4 RESULTS

Cincinnati, Ohio – April 23, 2012 – Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the fourth quarter of fiscal year 2011, ended January 31, 2012.

Highlights for the quarter and the fiscal year ended included:

•	Achieved profitability for the second consecutive quarter, as well as for the fiscal year;

•	Recurring maintenance revenues improved by 12% over the prior comparable quarter;

•	Software as a service (SaaS) revenues for the quarter increased 17% over the prior comparable quarter, excluding SaaS revenue from the Interpoint Partners acquisition in Q4;

•	New sales bookings for the quarter exceeded $2.9 million;

•	Maintenance and SaaS contract renewals for the quarter were $8.9 million;

•	Backlog at the end of the quarter was $27.4 million, which was a 56% increase from the Q4 2010;

•	Adjusted EBITDA for fiscal year 2011 increased 33% over fiscal year 2010;

•	Acquired Interpoint Partners, LLC on December 7, 2011;

•

In conjunction with the acquisition of Interpoint Partners, we entered into a new $4.1 million two-year term loan with Fifth Third Bank, the proceeds of which were used to finance the cash portion of the acquisition, as well as pay down the outstanding balance of the revolving line of credit with the bank. The Company continues to have the availability of its $3 million revolving line of credit with Fifth Third Bank.

Revenues for the fourth quarter totaled $4.5 million, compared to $4.9 million in the prior year fourth quarter. The decrease in revenue is primarily the result of a $672,000 decrease in licensed systems sales quarter-to-quarter due to three large proprietary license sales that were recognized in the fourth quarter of fiscal year 2010; and a decrease of $413,000 in professional services revenues due to the timing of when revenues from ongoing implementations were earned. These decreases were partially offset by increases in revenue from recurring maintenance and support and SaaS of $250,000 and $439,000, respectively.

Recurring revenues from maintenance contracts improved by 12% due to the continued revenue recognition from the backlog, and the incremental new maintenance revenues from systems sold or renewed in the current and in prior quarters, for which maintenance revenue was recognized during the current quarter.

SaaS revenues increased by $439,000 or 48% over the prior comparable quarter due to two large customer subscriptions which reached go-live status in fiscal 2011, SaaS revenue generated from the acquired Interpoint operations, as well as increased revenues due to contractual increases in storage fees as a result of increased customer usage. Customer conversions to the SaaS model from on-premise installed license models in fiscal 2011 have also contributed to the SaaS revenue growth.

Total operating expenses for the fourth quarter of fiscal 2011 were $4.4 million compared with $5.7 million in the comparable prior year quarter. This decrease of approximately $1.3 million was the result of management’s action to right size staffing levels, standardize implementation and client support processes, and to manage infrastructure costs along with decreased capitalized software amortization due to older assets becoming fully amortized. Additionally, in the prior comparable quarter, the Company recognized approximately $755,000 in additional amortization expense due to an impairment of capitalized software development costs.

As a result, the Company recorded a net profit for the fourth quarter ended January 31, 2012 of $4,500, or $0.00 per fully diluted share, compared with a net loss of $1.8 million, or $0.19 per fully diluted share, for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended January 31, 2012 was $1.2 million, or $0.12 per fully diluted common share, compared to $976,000, or $0.10 per fully diluted common share in the comparable prior year quarter. A reconciliation table is provided below.

New sales bookings for the fourth quarter were $2.9 million, primarily consisting of professional services, and software as a service and maintenance contracts. Maintenance and SaaS renewals or extensions were $8.9 million.

Backlog at January 31, 2012 was $27.4 million, compared with $17.6 million at January 31, 2011 and $16.8 million at October 31, 2011. The increase in the current backlog reflects significant new contract signings as well as current clients purchasing additional solutions, including our Integration Suite for Epic EMR, converting to a direct relationship with the company rather than purchasing via a distribution partner, and signing of long term maintenance or SaaS renewals such as the previously announced transaction with Nationwide Children’s in Columbus, OH. A significant portion of the increase in maintenance and support backlog is due to one client, based in Texas, which signed a five year extension to its maintenance agreement with us. This added approximately $4.6 million to the backlog of which the Company expects to recognize approximately $1.1 million in fiscal year 2012 and the remaining $3.5 million in fiscal 2013 through fiscal 2016. The acquisition of Interpoint Partners added $2.3 million to the backlog as well.

Robert E. Watson, president and chief executive officer of Streamline Health said, “While revenues are down slightly on a year-to-date basis, adjusted EBITDA for the twelve month period is up 33%

versus the comparable period last year and we were profitable for the quarter, as we were in Q3, and as we are for the fiscal year. That is meaningful progress despite the burden of high severance costs and the costs to bring on-board the appropriate executives and associates as we continue to reposition this company to achieve material annual growth rates consistent with other high growth healthcare information technology companies. As I’ve indicated previously, this is a process and we are moving along that continuum at a consistent, positive rate. I am pleased with the progress this new management team has made in the four quarters of its tenure.”

Mr. Watson continued, “Continuing the trend noted in previous quarters, we are also pleased with the transition, completed during the quarter, of The Nebraska Medical Center to a “direct client” and their additional purchase of our Integration Suite for Epic® EMR, as well as the agreement with Riverside Medical Group, in conjunction with our marketing partner – FTI Consulting – to purchase our ARWare solutions from our OpportunityAnyWare portfolio of patient financial services solutions. We are confident that these solutions will help these clients improve patient care, save physician and staff time, and improve operating efficiencies. These are examples of the new commitment of our sales force to gain a deeper understanding of our clients and to present solutions to better meet their needs for operational and financial performance. In conjunction with a strong focus on managing operating expenses, we continue to make meaningful progress in our goal for Streamline Health to become a best in class healthcare information technology company.”

* Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.

Conference Call Information

The Company will conduct a conference call and webcast to review the results of the fourth quarter of fiscal 2011 today, April 23, 2012, at 11:00 a.m. ET.

Interested parties can access the call by dialing 877-407-8037, or listen via a live Internet webcast, which can be found at www.streamlinehealth.net or http://www.investorcalendar.com/IC/CEPage.asp?ID=168194.

In addition, a replay of the conference call will be archived and available until May 29, 2012 at the following number: 877-660-6853, account number: 396 and then conference ID: 392501.

About Streamline Health

Streamline Health provides solutions that help hospitals and physician groups improve efficiencies and business processes across the enterprise to enhance and protect revenues. Our enterprise content management solutions transform unstructured data into digital assets that seamlessly integrate with disparate clinical, administrative, and financial information systems. Our business analytics solutions provide real-time access to key performance metrics that enable healthcare organizations to identify and manage opportunities to maximize financial performance. Our integrated workflow systems automate and manage critical business activities to improve organizational accountability to drive both operational and financial performance. Across the revenue cycle, our solutions offer a flexible, customizable way to optimize the clinical and financial performance of any healthcare organization. For more information visit www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended, January 31,		Fiscal Years Ended
	2012	2011	2011	2010
Revenues:
Systems sales	$195,598	$867,147	$722,195	$2,557,797
Professional services	661,050	1,074,208	3,369,875	3,641,265
Maintenance and support	2,309,213	2,059,641	8,867,697	7,856,704
Software as a service	1,352,301	913,626	4,156,441	3,550,225

Total revenues	4,518,162	4,914,622	17,116,208	17,605,991

Operating expenses:
Cost of systems sales	486,009	1,571,533	2,237,899	3,827,313
Cost of services, maintenance and support	1,254,658	1,453,535	4,830,117	5,561,578
Cost of software as a service	481,327	493,068	1,815,986	1,902,521
Selling, general and administrative	1,835,016	1,841,093	6,577,101	6,406,190
Research and development	344,845	322,243	1,408,749	1,759,694

Total operating expenses	4,401,855	5,681,472	16,869,852	19,457,296

Operating profit (loss)	116,307	(766,850)	246,356	(1,851,305)
Other income (expense):
Interest expense	(110,995)	(28,471)	(178,524)	(116,392)
Miscellaneous income (expenses)	11,211	4,452	(30,943)	34,080

Earnings (loss) before income taxes	16,523	(790,869)	36,889	(1,933,617)
Income tax (expense)	(12,000)	(1,002,000)	(24,315)	(1,017,000)

Net earnings (loss)	$4,523	$(1,792,869)	$12,574	$(2,950,617)

Basic net earnings (loss) per common share	$.00	$(.19)	$.00	$(.31)

Number of shares used in basic per common share computation	9,645,140	9,560,636	9,887,841	9,504,986

Diluted net earnings (loss) per common share	$.00	$(.19)	$.00	$(.31)

Number of shares used in diluted per common share computation	9,648,628	9,560,636	9,899,073	9,504,986

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Assets

	January 31,
	2012	2011
Current assets:
Cash and cash equivalents	$2,243,054	$1,403,949
Accounts receivable, net of allowance for doubtful accounts of $100,000	4,484,605	2,620,756
Contract receivables	430,370	680,096
Prepaid hardware and third party software for future delivery	38,193	72,259
Prepaid client maintenance contracts	788,917	794,299
Other prepaid assets	256,104	200,056
Deferred income taxes	167,000	167,000

Total current assets	8,408,243	5,938,415

Property and equipment:
Computer equipment	2,892,885	2,708,819
Computer software	2,131,730	1,947,135
Office furniture, fixtures and equipment	756,375	747,867
Leasehold improvements	667,000	639,864

	6,447,990	6,043,685
Accumulated depreciation and amortization	(5,232,321)	(4,517,860)

Property and equipment, net	1,215,669	1,525,825

Non-current assets:
Contract receivables, less current portion	221,596	241,742
Capitalized software development costs, net of accumulated amortization of $14,805,236 and $12,832,347, respectively	9,830,175	7,575,064
Intangible assets, net	417,666	—
Deferred financing costs, net	145,857	—
Goodwill	4,060,504	—
Other, including deferred taxes of $711,000, respectively	841,348	734,376

Total non-current assets	15,517,146	8,551,182

	$25,141,058	$16,015,422

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Liabilities and Stockholders’ Equity

	January 31,
	2012	2011
Current liabilities:
Accounts payable	$879,027	$565,252
Accrued compensation	887,130	1,163,843
Accrued other expenses	479,526	480,422
Current portion of capital lease obligations	—	183,637
Current portion of deferred revenues	6,496,938	5,766,795

Total current liabilities	8,742,621	8,159,949

Non-current liabilities:
Line of credit	—	1,200,000
Term loan	4,120,000	—
Convertible note	3,000,000	—
Contingent consideration for earn-out	1,232,720	—
Lease incentive liability, less current portion	47,193	61,034

Non-current liabilities	8,399,913	1,261,034

Total liabilities	17,142,534	9,420,983
Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized; 10,433,716 and 9,856,517 shares issued and outstanding, respectively	104,338	98,565
Additional paid in capital	38,360,980	36,975,242
Accumulated deficit	(30,466,794)	(30,479,368)

Total stockholders’ equity	7,998,524	6,594,439

	$25,141,058	$16,015,422

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Twelve Months Ended January 31,

(Unaudited)

	2012	2011
Operating activities:
Net earnings (loss)	$12,574	$(2,950,617)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	727,794	850,383
Amortization of capitalized software development costs	1,972,889	2,420,519
Amortization of intangible assets	13,977	—
Impairment loss on capitalized software development costs	—	754,709
Deferred tax provision	—	997,000
Loss on disposal of fixed assets	26,667	1,050
Share-based compensation expense	894,800	678,172
Provision for accounts receivable	159,000	—
Changes in assets and liabilities, net of assets acquired:
Accounts and contract receivables	(1,485,634)	(291,914)
Other assets	(47,081)	440,379
Accounts payable	202,395	(322,676)
Accrued expenses	(311,449)	608,526
Deferred revenues	730,143	208,253

Net cash provided by operating activities	2,896,075	3,393,784

Investing activities:
Purchases of property and equipment	(408,064)	(530,434)
Capitalization of software development costs	(2,600,000)	(2,701,000)
Payment for acquisition	(2,124,479)	—
Other	—	2,622

Net cash used in investing activities	(5,132,543)	(3,228,812)

Financing activities:
Proceeds from term loan	4,120,000	—
Payment of deferred financing costs	(157,500)	—
Net change under revolving credit facility	(1,200,000)	300,000
Proceeds from exercise of stock options and stock purchase plan	92,722	141,141
Proceeds from stock sale	403,988	—
Payments on capital lease	(183,637)	(227,337)

Net cash provided by financing activities	3,075,573	213,804

Increase in cash and cash equivalents	839,105	378,776
Cash and cash equivalents at beginning of year	1,403,949	1,025,173

Cash and cash equivalents at end of year	$2,243,054	$1,403,949

Supplemental cash flow disclosures:
Interest paid	$92,431	$74,898

Income taxes paid	$20,136	$47,658

Supplemental disclosure of non-cash financing activities:
Convertible note payable issued in conjunction with acquisition	$3,000,000	$—

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

Backlog

	January 31, 2012	October 31, 2011	January 31, 2011
Streamline Health Software Licenses	$181,000	$67,000	$163,000
Hardware and Third Party Software	194,000	190,000	66,000
Professional Services	5,945,000	4,946,000	4,629,000
Software as a service	10,542,000	6,237,000	7,362,000
Recurring Maintenance	10,504,000	5,374,000	5,384,000

Total	$27,366,000	$16,814,000	$17,604,000

STREAMLINE HEALTH SOLUTIONS, INC.

Bookings

(Unaudited)

Table B

New bookings

	Three Months Ended January 31, 2012
	Value	% of Total Bookings
Streamline Health Software licenses	$100,000	3%
Software as a service	1,145,000	39%
Maintenance and support	81,000	3%
Professional services	1,556,000	52%
Hardware & third party software	100,000	3%

Total bookings	$2,982,000	100%

	Twelve Months Ended January 31, 2012
	Value	% of Total Bookings
Streamline Health Software licenses	$225,000	3%
Software as a service	2,255,000	31%
Maintenance and support	265,000	4%
Professional services	3,952,000	54%
Hardware & third party software	563,000	8%

Total bookings	$7,260,000	100%

STREAMLINE HEALTH SOLUTIONS, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands)

Adjusted EBITDA Reconciliation	Three Months Ended,		Twelve Months Ended,
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
Net earnings (loss)	$5	$(1,793)	$13	$(2,951)
Interest expense	111	28	179	117
Income tax expense	12	1,002	24	1,017
Depreciation and other amortization	186	200	728	850
Amortization of capitalized software development costs	504	1,275	1,973	3,175
Intangibles amortization	13	—	13	—

EBITDA	834	712	2,930	2,208

Stock-based compensation expense	366	264	895	678

Adjusted EBITDA	$1,200	$976	$3,825	$2,886

Capitalized software development costs	630	4	2,600	1,946
Adjusted EBITDA, less capitalized software development costs	570	972	1,225	940

Adjusted EBITDA Margin (1)	13%	20%	7%	5%

Adjusted EBITDA per diluted share
Earnings (loss) per share – diluted	$0.00	$(0.19)	$0.00	$(0.31)

Adjusted EBITDA per adjusted diluted share	$0.12	$0.10	$0.39	$0.30

Diluted weighted average shares	9,645,000	9,560,636	9,899,073	9,504,986
Includable incremental shares – adjusted EBITDA (2)	—	5,889	—	83,353

Adjusted diluted shares	9,645,000	9,566,525	9,899,073	9,588,339

(1)	Adjusted EBITDA as a percentage of GAAP revenues
(2)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed. If negative adjusted EBITDA is incurred, no additional incremental shares are assumed for adjusted diluted shares.